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                                                                    EXHIBIT 23.4

                   [LETTERHEAD OF NISHITH DESAI ASSOCIATES]

January 17, 2001

Silverline Technologies Limited
Unit 121, SDF IV, SEEPZ
Andheri (East)
Mumbai 400 096
India

Ladies and Gentlemen:

Re:    Silverline Technologies Limited - opinion on Form F-4

We hereby give our consent to Silverline Technologies Limited (hereinafter referred to as the "Company"), a public limited company incorporated in India under the provisions of the Companies Act, 1956 (1 of 1956), of India, to include our opinion set forth in Exhibit 5.1 and Exhibit 8.1 of the first amendment to the Company's Registration Statement on Form F-4 (the "Form F4") to be included in the amendment to the Form F4 to be filed with the Securities and Exchange Commission ("SEC").

This opinion is rendered by us to the Company as its Indian counsol in relation to matters governed by Indian law and is rendered solely in connection with the Form F4 and is valid only as of the date hereof. This opinion cannot be enforced in any court which is not within the jurisdiction of India.



Yours truly,

/s/ NISHITH DESAI ASSOCIATES
Nishith Desai Associates